                                                                    Exhibit 12.0




                      Tri-State Outdoor Media Group, Inc.
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)





                                                                        Year Ended December 31                    Six Months
                                                            ------------------------------------------------        Ended
                                                            1993       1994      1995      1996      1997        June 30, 1998
                                                            ----       ----      ----      ----      ----        -------------
Loss before income taxes                                    $(11)     $ (628)   $   17     $ (895)   $(3,445)       $(3,365)
Add
  Portion of rents representative of the interest factor      82         170       334        385        571            450
  Interest on indebtedness                                   475         880     2,094      1,941      4,200          4,198
                                                            ----       -----    ------     ------    -------        -------
               Income (loss) as adjusted                    $546      $  422    $2,445     $1,431    $ 1,326        $ 1,283
                                                            ====      ======    ======     ======    =======        =======
Fixed charges
  Interest on indebtedness                             (1)   475         880     2,094      1,941      4,200          4,198
                                                            ----      ------    ------     ------    -------        -------
Rents                                                        247         511     1,003      1,156      1,713          1,351
                                                            ----      ------    ------     ------    -------        -------
Portion or rents representative of interest factor     (2)    82         170       334        385        571            450

  Fixed charges (1)+(2)                                     $557      $1,050    $2,428     $2,326    $ 4,771        $ 4,648
                                                            ====      ======    ======     ======    =======        =======
Ratio of earnings to fixed charges                            --          --       1.0         --         --             --
                                                            ====      ======    ======     ======    =======        =======